UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A3

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2004

Date of Report (Date of earliest event reported)

333-81520

Commission File Number

-----------------------------------

DIGITAL COLOR PRINT,  INC.

(Exact name of registrant as specified in its charter)

DELAWARE, U.S.A.                                                                                               98-0361568

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

1920 East Warner Avenue, Suite M, Santa Ana, California 92705

(Address of principal executive offices)

(949) 474-4960

(Issuer's telephone number, including area code)

Mediatelevision.tv, Inc.

(Former name, former address and former fiscal year,

if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On April 1, 2004, Mediatelevision.tc, Inc. (the "Company") completed its acquisition of Digital Color Print, Inc., a Nevada Corporation ("DCP"), pursuant to the terms and conditions included in the Share Exchange Agreement (the "Agreement").  The Agreement was included as Exhibit 10.9 to the Company's form 8-K as filed with the United States Securities and Exchange Commission on March 24, 2004.

Upon the closing, DCP became a wholly-owned subsidiary of the Company.  The Company will, pursuant to the Agreement, change its name to "Digital Color Print, Inc."  Michael Brennan, Alan Spatz and Ed St. Amour, the new directors and officers, have assumed their positions with the Company, and Penny O. Green, the former president, resigned from her position.

The acquisition was to have been completed when the Company received 94.2% of the total issued and outstanding shares of DCP and exchanged for shares of the Company's common stock.  This Closing was conditioned upon provision of audited financial statements of the acquisition target.  The Closing was originally scheduled for April 1, 2004, but was postponed to May 1, 2004 due to a delay in the acquisition of additional required financial information which was a pre-condition of the closing.  There was an additional delay in the acquisition of the required financial information and, therefore, the Closing was again postponed to August 1, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)         Financial Statements of Businesses Acquired.

The audit process for these financial statements has been delayed (as has the closing of the acquisition) and this information will, therefore, be provided on or before August 14, 2004.

(b)       Pro Forma Financial Information.

The audit process for the pro forma financial statements has been delayed and this information will, therefore, be provided on or before August 14, 2004.

(c)     Exhibits

        None

                                                                                                         MEDIATELEVISION.TV, INC.

Dated: August 10, 2004                                                                       /s/  Michael Brennan

                                                                                                                Michael Brennan,

                                                                                                                President